UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 24, 2022

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 24, 2022, the Company formally approved the following leadership changes effective February 10, 2022:

1) Jason A. Field was appointed Vice President, CFO and Treasurer of RGC Resources and its subsidiaries.
2) Lawrence T. Oliver, the current Vice President, Interim CFO, Corporate Secretary and Treasurer of RGC Resources and its subsidiaries, was appointed as Vice President and Secretary of RGC Resources and Vice President, Regulatory Affairs and Strategy and Secretary of Roanoke Gas Company.

As a result of these new appointments, the Board of Directors approved the base salaries for 2022 and the Compensation Committee's Performance Incentive Plan for the fisal year ending September 30, 2022. The cash incentive bonus for each officer is based 50% on the individual's performance with respect to the corporate objectives and 50% on a target within a range of earnings results for fiscal 2022. The potential range of incentive bonuses for each officer is provided below:

Officer	2022 Salary	Metric	Type	Minimum	Target	Maximum
Jason A. Field	$210,000	Performance & Earnings	Cash	$—	$52,500	$84,000
		Earnings	Equity	—	52,500	105,000
Lawrence T. Oliver	206,000	Performance & Earnings	Cash	—	51,500	82,400
		Earnings	Equity	—	51,500	92,700

The Performance Incentive Plan for the other named executive officers was previously approved and reported in the Annual Proxy as filed December 8, 2021.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 24, 2022, the Company held its Annual Meeting of Shareholders to elect three directors, to ratify the selection of independent auditors and to hold a non-binding shareholder advisory vote on named executive compensation. The voting results are provided below.

Shareholders elected the nominees for Class A directors as listed below to serve a three-year term expiring at the Annual Meeting of Shareholders to be held in 2025:

Director	Shares For	Shares Withheld	Broker Non Votes
Abney S. Boxley, III	4,697,298	248,130	1,676,581
Elizabeth A. McClanahan	4,911,785	33,643	1,676,581
John B. Williamson, III	4,394,665	550,763	1,676,581

Nancy Howell Agee, J. Allen Layman and Jacqueline L. Archer continue to serve as Class B directors until the Annual Meeting of Shareholders to be held in 2023. T. Joe Crawford, Maryellen Goodlatte and Paul W. Nester continue to serve as Class C directors until the Annual Meeting of Shareholders to be held in 2024.

Shareholders approved the selection by the Audit Committee of the Board of Directors of the firm Brown Edwards & Company, L.L.P. as independent auditors for the fiscal year ending September 30, 2022, by the following vote:

Shares For	Shares Against	Shares Abstaining
6,505,580	112,637	3,792

Shareholders approved executive compensation through a non-binding advisory vote as indicated below:

Shares For	Shares Against	Shares Abstaining	Broker Non Votes
4,084,452	770,981	89,995	1,676,581

ITEM 8.01	OTHER EVENTS.

The Company issued a press release on January 24, 2022, announcing, among other things, the election of three Directors at its annual meeting of shareholders held on January 24, 2022 and the appointment of external auditors for the current fiscal year. At the meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors elected John B. Williamson, III as Chairman of the Board of RGC Resources, Inc. and Paul W. Nester as President and CEO of RGC Resources, Inc.

The Board of Directors elected the following senior officers of RGC Resources: Jason A. Field, Vice President, CFO and Treasurer; Lawrence T. Oliver, Vice President and Secretary; and Robert L. Wells, II, Vice President,  Chief Information Officer, Assistant Secretary and Assistant Treasurer. The Board of Directors also elected the following senior officers of Roanoke Gas Company: Paul W. Nester, President and CEO; Jason A. Field, Vice President, CFO and Treasurer; Lawrence T. Oliver, Vice President, Regulatory Affairs and Strategy and Secretary; Carl J. Shockley, Jr., Vice President and Chief Operating Officer; and Robert L. Wells, II, Vice President, Customer Service, Assistant Secretary and Assistant Treasurer.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed under this Item, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall they by deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

99.1	Annual Shareholders Meeting Press Release dated January 24, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January 26, 2022	By:	/s/ Lawrence T. Oliver
Lawrence T. Oliver
Vice President, Interim Chief Financial Officer, Corporate Secretary and Treasurer